Exhibit 99.1

IDT Reports Results for the Fourth Quarter and Fiscal 2007

NEWARK, NJ — October 11, 2007 — IDT Corporation (NYSE: IDT, IDT.C) announces operating results for the fourth quarter, the three months ended July 31st, 2007, and fiscal 2007.

•	Q4 Revenues: $492.6 million, down 11.3% year-over-year.

•	Q4 Net loss: $(112.4) million, versus a net loss of $(86.5) million one year ago.

•	Q4 Net loss per share: $(1.38) versus a net loss per share of $(0.91) one year ago.

•	Fiscal 2007 Revenues: $2,012 million, versus $2,226 million in fiscal 2006.

•	Fiscal 2007 Loss from operations: $(172.7) million, versus $(220.8) million in fiscal 2006.

•	Fiscal 2007 Net income: $58.6 million, versus net loss of $(178.7) million in fiscal 2006.

•	Cash, cash equivalents, marketable securities, and investments totaled $661.0 million as of the end of the fiscal year.

The following table summarizes the operating performance of IDT’s continuing businesses:

$ millions	Revenues					Income (Loss) from Operations
	Fiscal ‘07	Fiscal ‘06	Q4 ‘07	Q3 ‘07	Q4 ‘06	Fiscal ‘07	Fiscal ‘06	Q4 ‘07	Q3 ‘07	Q4 ‘06
Prepaid Products	$936.7	$1,194.9	$220.9	$222.5	$292.1	$(81.5)	$(35.5)	$(60.6)	$(11.4)	$3.3
Wholesale Telecom	645.1	597.7	173.1	154.3	149.0	(35.2)	(54.9)	(12.3)	(9.5)	(12.7)
Consumer Phone Services	148.8	262.1	30.0	30.7	64.7	69.9	0.7	10.6	4.9	0.3
IDT Telecom Total	1,730.6	2,054.7	424.1	407.4	505.8	(46.8)	(89.7)	(62.4)	(16.1)	(9.1)
IDT Capital	91.3	58.9	23.2	20.7	21.6	(53.6)	(68.8)	(24.6)	(15.3)	(16.1)
IDT Energy	190.8	112.8	45.3	57.3	28.2	11.4	1.1	0.5	2.5	0.1
Corporate	—	—	—	—	—	(83.6)	(63.3)	(37.1)	(19.1)	(19.3)
Total IDT	$2,012.7	$2,226.4	$492.6	$485.4	$555.5	$(172.8)	$(220.8)	$(123.7)	$(48.0)	$(44.3)

Columns in table may not add due to rounding.

RECENT DEVELOPMENTS

•

On August 27th Marc J. Oppenheimer was appointed as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Oppenheimer has had significant operating and financial positions throughout his 28-year career. Mr. Oppenheimer has been a director of IDT since April 2006 and has served on either the Company’s or its subsidiaries’ boards since December 2002. Mr. Oppenheimer replaced Steve Brown as Chief Financial Officer and Treasurer. Mr. Brown will continue serving the Company as chairman of IDT Carmel and in other positions at IDT Capital’s developing businesses.

•

On July 31st we paid our second quarterly cash dividend in the amount of $10.2 million. Our Board of Directors has elected not to pay a dividend in the current quarter and determined that future dividends will depend on our financial and operational situation at the relevant times. As the dividend at the prior quarterly level cost approximately $10 million, this is cash that can be utilized for investment and operational needs.

•	During the fourth quarter, we purchased an aggregate of 1.7 million shares of our Common Stock and Class B Common Stock for $17.5 million under our stock buy back program.

•

We continued our cost reduction program that began in the third quarter of fiscal 2006, and eliminated a total of 880 positions, of which 310 positions were eliminated during the fourth quarter of 2007. As a result, we recorded severance charges of $25 million in fiscal 2007, of which $17 million was recorded in the fourth quarter. We continue to believe that these reductions will result in approximately $45-50 million in reduced costs on an annualized basis.

RESULTS FROM OPERATIONS

IDT Telecom
Line of Business Detail
$ millions

	Q1 06	Q2 06	Q3 06	Q4 06	FY 06	Q1 07	Q2 07	Q3 07	Q4 07	FY 07
REVENUES
TOTAL	523.5	521.5	504.0	505.8	2,054.7	461.9	437.3	407.4	424.1	1,730.6
Prepaid Products	300.6	303.4	298.8	292.1	1,194.9	251.4	241.9	222.5	220.9	936.7
CC- United States	257.1	263.9	258.7	252.8	1,032.4	215.8	204.6	179.6	174.7	774.7
CC- Europe	37.3	31.2	30.4	28.4	127.2	25.9	25.9	25.4	27.5	104.7
CC- Rest of World	6.1	7.4	7.7	9.1	30.3	7.2	7.8	10.1	7.5	32.6
Other (1)	0.1	1.0	2.0	1.8	5.0	2.5	3.6	7.3	11.2	24.7
Wholesale	154.7	151.3	142.7	149.0	597.7	156.6	161.1	154.3	173.1	645.1
Consumer Phone Services	68.2	66.8	62.4	64.7	262.1	53.8	34.3	30.7	30.0	148.8
United States	53.7	51.5	44.8	41.3	191.4	35.7	33.4	29.5	28.4	127.1
Europe (2)	14.5	15.3	17.6	23.3	70.7	17.5	0.0	0.0	0.0	17.5
Other	0.0	0.0	0.0	0.0	0.0	0.6	0.8	1.2	1.6	4.2
GROSS PROFIT
TOTAL	118.4	112.4	66.2	115.9	413.0	106.1	83.8	78.8	73.7	342.5
Prepaid Products	66.9	61.0	19.6	66.6	214.0	58.8	42.6	45.7	39.6	186.7
Calling Cards	66.9	61.0	19.1	67.9	215.0	59.2	43.1	44.2	37.6	184.1
Other	0.0	(0.1)	0.5	(1.4)	(1.0)	(0.4)	(0.4)	1.4	2.1	2.7
Wholesale	19.8	21.9	20.6	22.4	84.6	26.3	25.8	20.3	18.5	91.0
Consumer Phone Services	31.8	29.6	26.0	26.9	114.3	21.0	15.4	12.8	15.5	64.8
United States	25.2	23.0	19.4	18.4	86.1	14.8	14.8	12.5	15.0	57.2
Europe	6.5	6.6	6.6	8.5	28.2	5.9	0.0	0.0	0.0	5.9
Other	0.0	0.0	0.0	0.0	0.0	0.3	0.6	0.3	0.5	1.7
GROSS MARGIN
TOTAL	22.6%	21.6%	13.1%	22.9%	20.1%	23.0%	19.2%	19.4%	17.4%	19.8%
Prepaid Products	22.2%	20.1%	6.6%	22.8%	17.9%	23.4%	17.6%	20.5%	17.9%	19.9%
Calling Cards	22.3%	20.2%	6.4%	23.4%	18.1%	23.8%	18.1%	20.6%	17.9%	20.2%
Other	(41.2)%	(6.3)%	25.4%	(73.9)%	(19.3)%	(15.1)%	(12.2)%	19.5%	18.3%	10.8%
Wholesale	12.8%	14.5%	14.4%	15.1%	14.2%	16.8%	16.0%	13.2%	10.7%	14.1%
Consumer Phone Services	46.6%	44.3%	41.7%	41.6%	43.6%	39.1%	45.0%	41.9%	51.7%	43.5%
United States	47.0%	44.6%	43.3%	44.5%	45.0%	41.4%	44.4%	42.4%	52.8%	45.0%
Europe	45.2%	43.0%	37.3%	36.4%	39.9%	33.6%	0.0%	0.0%	0.0%	33.6%
Other	0.0%	0.0%	0.0%	0.0%	0.0%	61.4%	67.2%	27.0%	32.2%	41.8%
SG&A
TOTAL	101.2	108.4	103.2	100.4	413.1	84.1	77.7	75.8	109.8	347.4
Prepaid Products	46.4	50.4	49.3	48.2	194.3	41.7	44.9	45.4	86.0	218.0
Calling Cards	42.1	44.6	41.8	42.0	170.5	35.2	37.6	37.0	76.5	186.3
Other	4.2	5.8	7.6	6.2	23.8	6.5	7.3	8.4	9.5	31.7
Wholesale	25.5	28.7	29.5	27.1	110.8	25.4	24.3	23.0	20.2	93.0
Consumer Phone Services	29.3	29.3	24.3	25.1	108.0	16.9	8.5	7.4	3.6	36.4
United States	18.1	16.3	11.5	12.1	58.0	8.0	7.8	6.7	3.0	25.6
Europe	11.2	12.9	12.8	13.0	50.0	8.8	0.0	0.0	0.0	8.8
Other	0.0	0.0	0.0	0.0	0.0	0.1	0.6	0.7	0.6	2.1

Columns in table may not add due to rounding; CC= calling cards; Wholesale segment now includes, for all periods presented, the Net2Phone Cable Telephony business unit, which was formerly included in the Consumer Phone Services segment.

(1)	Prepaid Products – Other consists mostly of TuYo Mobile, the U.S. wireless unit of IDT Telecom that operates as a Mobile Virtual Network Operator, or MVNO.
(2)	Consumer Phone Services – Europe included our U.K.-based Toucan business, which was sold in the first quarter of fiscal 2007.

Prepaid Products

Prepaid Products revenues in the fourth quarter decreased 0.7% versus the third quarter of fiscal 2007 and decreased 24.4% from the fourth quarter one year ago. In the fourth quarter, the global calling card business carried 2.5 billion minutes, as compared to 2.6 billion minutes in the third quarter of fiscal 2007 and 3.7 billion minutes in 2006’s fourth quarter.

As a percentage of IDT Telecom’s overall revenues, Prepaid Products revenues decreased from 58.2% in fiscal 2006 to 54.1% in fiscal 2007.

Gross margins in our Prepaid Products segment increased from 17.9% in fiscal 2006 to 19.9% in fiscal 2007. This increase was mainly a result of the $57.0 million regulatory fee accrual included in direct cost of revenues that we recorded in fiscal 2006, partially offset by a decrease in gross margins as a result of continued competitive pressures.

As we have mentioned in earlier reports, we believe that our revenues have been negatively affected by the practices of many of our competitors, whose cards do not deliver all of the minutes they sell. In the second quarter of 2007 we initiated legal action, and a lobbying and public relations campaign, in an attempt to level the playing field.

We reached a settlement with respect to our previously disclosed litigation with Aerotel with respect to alleged patent infringement. The settlement provides for a payment of $15 million in cash to Aerotel, which we have paid in the first quarter of fiscal 2008, and making available to Aerotel calling cards or PINs over time with potential termination costs of up to $15 million, subject to certain other conditions. In connection with this settlement, we accrued an expense in the fourth quarter of fiscal 2007 that is included in the Prepaid Products selling, general and administrative expenses.

Wholesale Telecommunications Services

Wholesale Telecommunications revenues increased 12.2% sequentially, and increased 16.2% from the fourth quarter one year ago. In the fourth quarter, Wholesale Telecommunications carried 3.4 billion minutes, compared to 3.0 billion minutes in the third quarter, and 2.5 billion minutes in the fourth quarter one year ago. Wholesale Telecommunications carried 12.1 billion minutes in fiscal 2007 compared to 9.2 billion minutes in fiscal 2006.

The sequential revenue increase was driven by higher revenues from internationally originated wholesale minutes. Revenues from internationally originated wholesale minutes continued to account for an increasing proportion of overall Wholesale revenues, amounting to more than 60% of the total in the fourth quarter of fiscal 2007. The increase in revenues in fiscal 2007 compared to fiscal 2006 was a direct result of increased traffic volumes, which was partially offset by lower per-minute price realizations.

As a percentage of IDT Telecom’s overall revenues, Wholesale Telecommunications revenues increased from 29.0% in fiscal 2006 to 37.3% in fiscal 2007 as a result of increased Wholesale Telecommunications revenues coupled with a decline in our calling card revenues.

Gross margins decreased slightly from 14.2% in fiscal 2006 to 14.1% in fiscal 2007 as a result of declines in average revenue-per-minute that exceeded the decreases in per-minute termination costs. Higher connectivity expenses also affected the gross margins as wholesale minutes continue to account for a growing proportion of our overall network minutes.

Consumer Phone Services

Consumer Phone Services revenues for the fourth quarter were 2.1% lower than those recorded in the third quarter of fiscal 2007, and 53.6% lower than revenues in last year’s fourth quarter. The customer base for our bundled unlimited local and long distance consumer phone services was approximately 77,900 as of July 31, 2007, compared to 96,400 customers as of April 30, 2007. The customer base for long distance-only services stood at approximately 206,900 at the end of the fourth quarter, as compared to 218,900 at the end of the third quarter.

As a percentage of IDT Telecom’s overall revenues, Consumer Phone Services revenues decreased from 12.8% in fiscal 2006 to 8.6% in fiscal 2007.

Gross margins for our U.S. Consumer Phone Services business remained flat at 44% in both fiscal 2007 and 2006.

The revenue decline in our U.S. business, particularly in our bundled offering, is reflective of our decision to stop marketing these services to new customers following the FCC’s abolishment of the UNE-P pricing regime in 2005.

IDT Energy
Line of Business Detail
$ millions
	Q1 06	Q2 06	Q3 06	Q4 06	FY 06	Q1 07	Q2 07	Q3 07	Q4 07	FY 07
REVENUES
TOTAL	22.1	33.9	28.6	28.2	112.8	36.2	51.9	57.3	45.3	190.8

GROSS PROFIT
TOTAL	1.6	1.5	4.1	2.8	10.1	8.4	7.1	6.4	4.6	26.5

GROSS MARGIN %
TOTAL	7.20%	4.50%	14.50%	10.10%	9.00%	23.20%	13.70%	11.20%	10.10%	13.90%

SG&A
TOTAL	2.0	1.8	2.4	2.7	9.0	3.5	3.5	4.0	4.0	14.9

IDT Energy

For the year over year period, significant growth in the customer base of IDT Energy led to the revenue growth. As of the end of the fourth quarter, IDT Energy serviced approximately 300,000 meters in New York State, compared to approximately 284,000 meters at the end of the third quarter of fiscal 2007 and approximately 200,000 at the end of fiscal 2006. Seasonally lower gas revenues were more than offset by seasonally higher electric revenues in the fourth quarter of 2007.

Gross margins in IDT Energy for the quarter were 10.1%. Gross margins remain strong as a result of our managing the direct costs and taking advantage of unique market opportunities during fiscal 2007. We anticipate that gross margins in IDT Energy will range between 6% and 7% in fiscal 2008.

IDT Capital
Line of Business Detail
$ millions
	Q1 06	Q2 06	Q3 06	Q4 06	FY 06	Q1 07	Q2 07	Q3 07	Q4 07	FY 07
REVENUES
TOTAL	$10.9	$11.9	$14.6	$21.6	$58.9	$24.2	$23.2	$20.7	$23.2	$91.3

Local Media	4.9	4.3	4.1	6.3	19.7	5.8	5.2	4.9	6.7	22.6
Ethnic Grocery Brands	0.0	0.0	3.2	8.2	11.5	9.3	9.3	7.8	7.5	33.9
Debt Collection	0.0	0.1	0.1	0.3	0.4	1.9	0.8	1.0	1.8	5.4
IMG	0.0	0.0	0.0	0.0	0.0	0.2	0.3	0.1	1.5	2.1
Capital-Other	6.0	7.5	7.2	6.7	27.3	7.1	7.6	6.9	5.7	27.3

GROSS PROFIT
TOTAL	4.4	4.4	6.9	7.7	23.3	8.9	10.2	4.4	5.2	28.6

Local Media	3.6	3.0	2.9	4.3	13.9	4.2	3.8	3.1	4.9	16.0
Ethnic Grocery Brands	0.0	0.0	1.0	1.9	2.9	1.9	1.8	1.5	1.6	6.8
Debt Collection	0.0	0.1	(0.1)	(0.3)	(0.3)	0.5	(0.9)	(2.3)	(3.6)	(6.4)
IMG	0.0	0.0	0.0	0.0	0.0	0.1	0.2	0.1	0.6	1.0
Capital-Other	0.7	1.3	3.0	1.8	6.8	2.2	5.3	2.1	1.7	11.2

GROSS MARGIN %
TOTAL	40.00%	37.30%	47.10%	35.70%	39.60%	36.90%	43.70%	21.40%	22.30%	31.40%

Local Media, GM %	73.20%	70.10%	70.40%	68.50%	70.40%	73.50%	73.50%	62.60%	73.30%	71.10%
Ethnic Grocery Brands, GM %	0.00%	0.00%	31.90%	23.00%	25.50%	20.50%	19.30%	19.00%	21.50%	20.00%
Debt Collection, GM %	0.00%	100.00%	(105.70)%	(111.50)%	(71.50)%	26.90%	(113.70)%	(241.30)%	(202.90)%	(116.60)%
IMG	0.00%	0.00%	0.00%	0.00%	0.00%	50.20%	63.40%	83.50%	37.90%	44.80%
Capital-Other, GM %	12.50%	17.80%	42.00%	26.30%	25.10%	30.70%	69.30%	30.20%	29.50%	41.10%

SG&A
TOTAL	13.8	28.4	19.1	16.2	77.5	13.0	16.0	17.6	19.4	66.1

Local Media	3.6	4.0	3.7	3.5	14.9	3.5	4.2	4.1	5.0	16.8
Ethnic Grocery Brands	0.0	0.0	0.9	2.0	3.0	2.2	3.1	3.4	2.9	11.6
Debt Collection	0.0	0.9	0.5	0.7	2.0	0.7	1.0	1.0	1.5	4.2
IMG	0.0	0.0	0.0	0.0	0.0	0.4	1.0	0.6	1.5	3.6
Capital Other	10.2	23.5	14.0	9.9	57.6	6.2	6.7	8.5	8.5	29.9

Columns in table may not add due to rounding.

IDT Capital

IDT Capital is responsible for developing, incubating and in some cases, operating our newer business, as well as overseeing certain existing non-core businesses. IDT Capital consists of IDT Carmel (which operates our management of aged receivables operations); IDT Local Media (which is primarily comprised of CTM Brochure Display, our brochure distribution company, and WMET 1160AM, our Washington, DC-based radio station), Internet Mobile Group, which primarily owns and operates Zedge.net, Zedge.com and IDW Publishing; and other smaller holdings and operations including IDT Spectrum, which holds a significant number of Federal Communications Commission, or FCC, licenses for commercial fixed wireless spectrum in the United States, call center operations, a grocery distribution business and certain real estate investments.

In the next 12 months, we expect to see continued growth in certain IDT Capital businesses and particularly in the IDT Carmel business. IDT Capital’s revenues for the fourth quarter of fiscal 2007 increased 11.9% in comparison to the third quarter of fiscal 2007.

During the fourth quarter, IDT Carmel purchased approximately $370 million in face value of new receivables inventory, in 13 transactions, for approximately $30 million dollars, compared to the third quarter where IDT Carmel purchased approximately $300 million in face value of new receivables inventory, in 8 transactions, for approximately $30 million. In fiscal 2007, IDT Carmel purchased approximately $1 billion in face value of new receivables inventory, in 37 transactions, for approximately $78 million. The carrying value of the receivables in the portfolio management and collection business as of July 31, 2007 was $51.1 million.

IDT CONFERENCE CALL INFORMATION

Conference call today, October 11, 2007, at 4:30 PM Eastern Time.

•	From the U.S., please dial (888) 694-4676; Conference ID: 9282070.

•	International callers, please dial (973) 582-2737; Conference ID: 9282070.

•	Replay available for one week at:

(877) 519-4471, Conference ID: 9282070 for domestic callers, or

(973) 341-3080, Conference ID: 9282070 for international callers.

•

Webcast of the conference call will be available at the direct link on www.idt.net. An archived copy of the call will be available at the IDT Website, in the Investor Relations section under the Presentations heading for at least six months after the call.

•	Additional financial and statistical information is available on the Investor Relations portion of IDT’s website, at http://www.idt.net/about/ir/overview.asp.

ABOUT IDT CORPORATION

IDT Corporation is a multinational holding company with operations that span several industries. Our principal businesses consist of:

•

IDT Telecom, through which we provide telecommunications services and products worldwide to the retail and wholesale customers, including prepaid and rechargeable calling cards, consumer local and long distance service, prepaid wireless phone services and wholesale carrier services;

•	IDT Energy, which operates our Energy Services Company, or ESCO, in New York State;

•	IDT Carmel, our receivables portfolio management and collection businesses;

•	IDT Local Media, which is primarily comprised of CTM Brochure Display, our brochure distribution company, and the WMET-AM radio station in the Washington D.C. metropolitan area; and

•

IDT Internet Mobile Group, under which we operate our Zedge websites and platform geared toward content for mobile devices and Zedge Studios, which is focused on creating and distributing proprietary and licensed content for traditional and internet/mobile distribution.

We hold assets and operate other smaller or early-stage initiatives and operations under our IDT Capital subsidiary, including IDT Spectrum, which holds a significant number of Federal Communications Commission, or FCC, licenses for commercial fixed wireless spectrum in the United States, Ethnic Grocery Brands, our grocery distribution business, IDT Global Services, which is primarily comprised of call center operations, and certain real estate investments.

IDT Corporation’s Class B Common Stock and Common Stock trade on the New York Stock Exchange under the ticker symbols IDT and IDT.C, respectively.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those with the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent IDT’s current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to various risks and uncertainties. These risks and uncertainties include, but are certainly not limited to the specific risks and uncertainties discussed in our reports filed with the SEC. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to IDT as of the date thereof, and IDT assumes no obligation to update any forward-looking statements or risk factors.

Investor Contact	Media Contact
Michael Rapaport 973-438-4408	Michael Glassner 973-438-3553

IDT CORPORATION

CONSOLIDATED BALANCE SHEETS

July 31 (in thousands)	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$153,845	$119,109
Marketable securities	388,140	390,696
Trade accounts receivable, net of allowance for doubtful accounts of $19,654 at July 31, 2007 and $38,421 at July 31, 2006	171,780	185,125
Prepaid expenses	28,920	33,833
Other current assets	60,452	72,486
Assets of discontinued operations	—	436,905

TOTAL CURRENT ASSETS	803,137	1,238,154
Property, plant and equipment, net	251,318	292,152
Goodwill	101,515	105,577
Licenses and other intangibles, net	13,824	27,445
Investments	119,052	51,872
Other assets	78,465	47,639

TOTAL ASSETS	$1,367,311	$1,762,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$54,445	$82,327
Accrued expenses	288,017	260,087
Deferred revenue	112,757	134,286
Capital lease obligations—current portion	21,049	18,940
Notes payable—current portion	8,095	4,160
Other current liabilities	17,598	38,152
Liabilities of discontinued operations	—	141,860

TOTAL CURRENT LIABILITIES	501,961	679,812
Deferred tax liabilities, net	105,049	107,106
Capital lease obligations—long-term portion	23,401	32,122
Notes payable—long-term portion	82,847	90,370
Other liabilities	12,928	6,850

TOTAL LIABILITIES	726,186	916,260
Minority interests	10,963	43,227
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value; authorized shares—10,000; no shares issued	—	—
Common stock, $.01 par value; authorized shares—100,000; 25,075 and 25,075 shares issued and 14,996 and 15,178 shares outstanding at July 31, 2007 and 2006, respectively	251	251
Class A common stock, $.01 par value; authorized shares—35,000; 9,817 shares issued and outstanding at July 31, 2007 and 2006	98	98
Class B common stock, $.01 par value; authorized shares—200,000; 63,261 and 76,879 shares issued and 56,043 and 71,402 shares outstanding at July 31, 2007 and 2006, respectively	633	768
Additional paid-in capital	711,103	901,067
Treasury stock, at cost, consisting of 10,079 and 9,897 shares of common stock and 7,218 and 5,477 shares of Class B common stock at July 31, 2007 and 2006, respectively	(240,355)	(220,169)
Accumulated other comprehensive income	10,750	1,496
Retained earnings	147,682	119,841

TOTAL STOCKHOLDERS’ EQUITY	630,162	803,352

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,367,311	$1,762,839

IDT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended July 31 (in thousands, except per share data)	2007	2006	2005
REVENUES	$2,012,739	$2,226,422	$2,221,985
COSTS AND EXPENSES:
Direct cost of revenues (exclusive of depreciation and amortization)	1,615,047	1,779,980	1,700,866
Selling, general and administrative (i)	501,658	556,161	533,076
Depreciation and amortization	80,011	87,422	93,631
Restructuring and impairment charges	33,404	23,646	34,212

TOTAL COSTS AND EXPENSES	2,230,120	2,447,209	2,361,785
Gain on sale of U.K.-based Toucan business	44,671	—	—

Loss from operations	(172,710)	(220,787)	(139,800)
Interest income, net	18,069	9,416	20,575
Other income, net	28,980	7,284	71,454

Loss from continuing operations before minority interests and income taxes	(125,661)	(204,087)	(47,771)
Minority interests	(10,180)	(16,177)	(2,639)
Provision for income taxes	(3,605)	(2,576)	(6,317)

Loss from continuing operations	(139,446)	(222,840)	(56,727)
Discontinued operations, net of tax:
(Loss) income from discontinued operations	(7,165)	(35,883)	12,913
Gain on sale of discontinued operations	205,235	80,069	—

Total discontinued operations	198,070	44,186	12,913

NET INCOME (LOSS)	$58,624	$(178,654)	$(43,814)

Earnings per share:
Basic and diluted:
Loss from continuing operations	$(1.70)	$(2.32)	$(0.58)
Total discontinued operations	2.41	0.46	0.13

Net income (loss)	$0.71	$(1.86)	$(0.45)

Weighted-average number of shares used in calculation of basic and diluted earnings per share:	82,165	96,028	97,049

(i) Stock based compensation included in selling, general and administrative expense	$7,726	$21,521	$30,328

IDT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended July 31 (in thousands)	2007	2006	2005
OPERATING ACTIVITIES
Net income (loss)	$58,624	$(178,654)	$(43,814)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Net income from discontinued operations	(198,070)	(44,186)	(12,913)
Depreciation and amortization	80,011	87,422	93,631
Restructuring and impairment charges	10,933	13,121	19,975
Minority interests	10,180	16,177	2,639
Deferred tax liabilities	(1,991)	(5,648)	270
Provision for doubtful accounts	13,307	18,544	35,194
Net realized gains from sales of marketable securities and investments	(4,909)	(845)	(24,836)
Gain on sale of U.K.-based Toucan business	(44,671)	—	—
Interest in the equity of investments	(22,416)	—	—
Stock-based compensation	7,726	21,521	30,328
Change in assets and liabilities, net of effects from acquisitions/dispositions of businesses:
Trade accounts receivable	3,090	(47,295)	(40,784)
Other current assets and other assets	2,487	(2,950)	(18,761)
Trade accounts payable, accrued expenses, other current liabilities and other liabilities	4,142	17,489	3,459
Deferred revenue	(20,548)	(7,400)	5,409

Net cash (used in) provided by operating activities	(102,105)	(112,704)	49,797
INVESTING ACTIVITIES
Capital expenditures	(36,290)	(53,523)	(91,156)
Collection (issuance) of notes receivable, net	(64)	836	(14,042)
Investments and acquisitions, net of cash acquired	(49,159)	(103,351)	1,850
Proceeds from sales of discontinued operations, net of cash sold and transaction costs	260,591	129,308	—
Proceeds from sale of U.K.-based Toucan business, net of transaction costs	38,379	—	—
Purchase of debt portfolios	(78,443)	—	—
Principal collections and proceeds on resale of debt portfolios	28,070	—	—
Proceeds from sales and maturities of marketable securities	1,684,344	1,760,705	5,321,080
Purchases of marketable securities	(1,671,510)	(1,446,237)	(5,147,360)

Net cash provided by investing activities	175,918	287,738	70,372
FINANCING ACTIVITIES
Dividends paid	(30,783)	—	—
Distributions to minority shareholders of subsidiaries	(11,367)	(25,420)	(27,865)
Proceeds from exercise of stock options	5,761	2,894	3,993
Proceeds from employee stock purchase plan	2,284	2,347	1,976
Proceeds from borrowings	—	11,000	12,174
Proceeds from sale lease back transactions on capital leases	13,319	—	30,503
Repayments of capital lease obligations	(20,586)	(21,580)	(16,698)
Repayments of borrowings	(3,588)	(21,751)	(707)
Repurchase of stock options in tender offer	—	(15,829)	—
Cash and marketable securities restricted against letters of credit	—	—	3,241
Repurchases of common stock and Class B common stock	(22,522)	(73,514)	(14,660)

Net cash used in financing activities	(67,482)	(141,853)	(8,043)
DISCONTINUED OPERATIONS
Net cash used in operating activities	(20,261)	(130,339)	(53,617)
Net cash provided by (used in) investing activities	3,847	12,078	(67,897)
Net cash provided by financing activities	7,536	59,152	38,961

Net cash used in discontinued operations	(8,878)	(59,109)	(82,553)
Effect of exchange rate changes on cash and cash equivalents	5,200	5,161	209

Net increase (decrease) in cash and cash equivalents	2,653	(20,767)	29,782
Cash and cash equivalents (including discontinued operations) at beginning of year	151,192	171,959	142,177

Cash and cash equivalents (including discontinued operations) at end of year	153,845	151,192	171,959
Less cash and cash equivalents of discontinued operations at end of year	—	(32,083)	(8,069)

Cash and cash equivalents (excluding discontinued operations) at end of year	$153,845	$119,109	$163,890

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for interest	$9,512	$10,148	$3,677

Cash payments made for income taxes	$1,507	$6,729	$4,633

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Receipt of the Company’s Class B common stock and IDT Telecom shares as part of the proceeds from the sale of IDT Entertainment	$226,649	$—	$—

Receipt of marketable securities as part of the proceeds from the sale of Toucan	$7,851	$—	$—

Purchases of property, plant and equipment through capital lease obligations	$293	$3,856	$2,230

Issuance of liabilities for acquisitions	$1,300	$—	$3,850

Issuance of Class B common stock for acquisitions and exchanges	$—	$—	$60,995

Purchase of leasehold interests and property through debt	$—	$—	$68,334

Repurchases of common stock and Class B common stock through margin	$—	$—	$3,681

IDT CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

THREE MONTHS ENDED JULY 31, 2007

(Segment data is shown net of effect of inter-segment transactions)

(In thousands)	Total IDT Corporation	Wholesale Telecom	Prepaid Products Telecom	CPS Telecom	IDT Energy	IDT Capital	Corporate
STATEMENT OF OPERATIONS DATA

Revenues	$492,557	$173,136	$220,879	$30,037	$45,336	$23,168	$—

Costs and expenses:

Direct cost of revenues (exclusive of depreciation and amortization)	409,154	154,592	181,253	14,519	40,780	18,009	—
Selling, general and administrative	162,200	20,248	85,952	3,642	3,978	19,388	28,995
Depreciation and amortization	19,535	5,884	10,638	478	91	1,858	586
Restructuring and impairment charges	25,322	4,757	3,653	817	31	8,562	7,502
Total costs and expenses	616,211	185,481	281,496	19,456	44,879	47,816	37,083
Income (loss) from operations	(123,654)	$(12,345)	$(60,617)	$10,581	$457	$(24,648)	$(37,083)

Interest income, net	4,551

Other expense, net	(242)
Loss from continuing operations before minority interests and income taxes	(119,345)

Minority interests	(1,121)
Income tax benefit	1,059
Loss from continuing operations	(119,407)

Discontinued operations, net of tax:
Gain on sale of discontinued operations	7,000
Total discontinued operations	7,000
Net loss	$(112,407)

IDT CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

FISCAL YEAR ENDED JULY 31, 2007

(Segment data is shown net of effect of inter-segment transactions)

(In thousands)	Total IDT Corporation	Wholesale Telecom	Prepaid Products Telecom	CPS Telecom	IDT Energy	IDT Capital	Corporate
STATEMENT OF OPERATIONS DATA

Revenues	$2,012,739	$645,136	$936,720	$148,773	$190,751	$91,359	$—

Costs and expenses:

Direct cost of revenues (exclusive of depreciation and amortization)	1,615,047	554,146	749,989	83,985	164,254	62,673	—
Selling, general and administrative	501,658	92,959	218,018	36,467	14,944	66,054	73,217
Depreciation and amortization	80,011	24,457	44,213	1,987	124	6,936	2,294
Restructuring and impairment charges	33,404	8,725	6,018	1,152	31	9,337	8,141
Total costs and expenses	2,230,120	680,286	1,018,238	123,592	179,353	144,999	83,652

Gain on sale of U.K.-based Toucan business	44,671	—	—	44,671	—	—	—
Income (loss) from operations	(172,710)	$(35,150)	$(81,518)	$69,852	$11,398	$(53,640)	$(83,652)

Interest income, net	18,069

Other income, net	28,980
Loss from continuing operations before minority interests and income taxes	(125,661)

Minority interests	(10,180)
Provision for income taxes	(3,605)
Loss from continuing operations	(139,446)

Discontinued operations, net of tax:
Loss from discontinued operations	(7,165)
Gain on sale of discontinued operations	205,235
Total discontinued operations	198,070
Net income	$58,624